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                                                                   Exhibit 10.2

Employment Agreement Dated as of March 6, 2000 between John H. Sykes and Sykes Enterprises, Incorporated.


                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 6th day of March, 2000, by and between SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the "Company"), and JOHN H. SYKES (the "Executive").


                              W I T N E S S E T H:

WHEREAS, the Company desires to assure itself of the Executive's continued employment in an executive capacity;

WHEREAS, the Company recognizes that circumstances may arise in which a change in control of the Company occurs, through acquisition or otherwise, thereby causing uncertainty about the Executive's future employment with the Company without regard to the Executive's competence or past contributions, which uncertainty may result in the loss of valuable services of the Executive to the detriment of the Company and its shareholders, and the Company and the Executive wish to provide reasonable security to the Executive against changes in the Executive's relationship with the Company in the event of any such change in control;

WHEREAS, the Company and the Executive are desirous that any proposal for a change in control or acquisition of the Company will be considered by the Executive objectively and with reference only to the best interests of the Company and its shareholders;

WHEREAS, the Executive will be in a better position to consider the Company's best interests if the Executive is afforded reasonable security, as provided in this Agreement, against altered conditions of employment which could result from any such change in control or acquisition;

WHEREAS, the Executive desires to be employed by the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Executive, and the Executive hereby agrees to serve the Company in two separate capacities: 1) as Chairman of the Board ("Chairman") and 2) as Chief Executive Officer ("CEO"). As Chairman, the Executive shall render to the Company such management and policy-making services of the type customarily performed by persons serving in similar capacities with other employers that are similar to the Company, together with such other duties with which he is charged by the Company's By-laws. As CEO, the Executive shall report directly to the Company's Board of Directors and shall render to the Company such management and policy-making services of the type customarily performed by persons serving in similar capacities with other employers that are similar to the Company, together with such other duties with which he is charged by the Company's By-laws and subject to the overall direction And control of the Company's Board of Directors. The Executive accepts such employment and agrees to devote his best efforts and substantially all of his business time, skill, labor and attention to the performance of such duties. In addition, the Executive agrees to serve without additional compensation if elected or appointed to any office or position, including as a director, of the Company or any subsidiary or affiliate of the Company; provided, however, that the Executive shall be entitled to receive such benefits and additional compensation, if any, that is paid to executive officers of the Company in connection with such service.

2. TERM. Subject to the terms and conditions of this Agreement, including but not limited to the provisions for termination set forth in Section 5 hereof, the employment of the Executive under this Agreement shall commence on the date hereof and shall continue through and including the close of business on the fifth anniversary of the date hereof (the "Initial Term"); provided, however, that this Agreement shall renew automatically on the anniversary of such termination date for successive two-year terms unless terminated as set forth in Section 5 hereof (such term, including any such two-year extension thereof, shall herein be defined as the "Term").




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3.       COMPENSATION.

         (a) Annual Base Salary and Bonus. As compensation for his services under this Agreement, the Executive shall receive, and the Company shall pay, an annual base salary of such amount as shall be determined by the Company's Board of Directors not less than Five Hundred Fifty Thousand Dollars ($550,000) for the first year of the Term, and thereafter during the Term at such annual base salary as shall be determined by the Company's Board of Directors; provided, however, the annual base salary shall be increased by at least thirty percent (30%) at the expiration of the Initial Term and shall be increased by at least fifteen percent (15%) at the expiration of each two-year automatic renewal term. Such annual base salary shall be payable in equal installments in accordance with the policy then prevailing for the Company's executives. In addition to such annual base salary, the Executive shall be entitled, during the Term, to a performance bonus as determined by the Compensation Committee of the Board of Directors (or other committee performing similar functions), and to participate in and receive payments from all other bonus and other incentive compensation plans as may be adopted by the Company as are made available to other executive officers of the Company.

         (b) Payments. All amounts paid pursuant to this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, Federal income tax, state and local income tax, if any, and comparable laws and regulations.

         (c) Other Benefits. The Executive shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by him in the performance of his duties hereunder in accordance with the Company's standard policy regarding expense verification practices. The Executive shall be entitled to the fringe benefits described in Exhibit A hereto, that number of weeks paid vacation per year that is available to other executive officers of the Company, and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance and other employee benefits plans, if any, which the Company may from time to time make available to its executive officers generally.

4.       COVENANT NOT TO COMPETE.

         (a) The Executive covenants and agrees that during his employment by the Company (whether during the Term hereof or otherwise), and thereafter for a period of two (2) years following the termination of the Executive's employment with the Company, he will not:

                  (i) directly or indirectly engage in, continue in or carry on the business of the Company, or any business substantially similar thereto, including owning or controlling any financial interest in, any corporation, partnership, firm or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

                  (ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now, becomes or may become a competitor of the Company in any aspect of the Company's business during the Executive's employment with the Company, including, but not limited to: advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; or loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction whether or not on an arms' length basis with any such competitor; or

                  (iii) engage in any practice the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of, or which adversely affects, the business or the Company;

provided, however, that the foregoing shall not preclude the Executive's ownership of not more than 5 % of the equity securities of a corporation which has such securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").



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         (b)      The Executive agrees that the geographic scope of this
                  covenant not to compete shall extend to (i) the entire United States, which is the geographic area in which the Company has operated its business at some time during the two years preceding the date of this Agreement; or (ii) such broader geographic area where the Company conducts business at any time during the Term of this Agreement.

         (c) In the event of any breach of this covenant not to compete, the Executive recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 4.

         (d) In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent necessary to render it enforceable.

5.       TERMINATION.

         (a) Death. The Executive's employment hereunder shall terminate upon his death.

         (b) Disability. If, during the Term, the Executive becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Executive or, if due to such physical or mental disability, the Executive becomes unable for a period of more than twelve (12) consecutive months to perform his duties hereunder on substantially a full-time basis as determined by the Company in its sole reasonable discretion, the Company may, at its option, terminate the Executive's employment hereunder upon not less than thirty (30) days' written notice of termination.

         (c) Cause. The Company may terminate the Executive's employment hereunder for Cause effective immediately upon written notice of termination. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder: (i) if the Executive engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company; (ii) if the Executive is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which substantially impairs the Executive's ability to perform his duties hereunder; or (iii) for the Executive's material violation of this Agreement, including without limitation, Section 4 hereof.

         (d) Voluntary Termination by Executive. The Executive may terminate his employment hereunder upon (i) a Change of Control of the Company (as defined in Appendix A), (ii) a good faith determination by the Executive that there has been a breach of the Agreement by the Company (iii) a material adverse change in the Executive's working conditions or status, (iv) a significant relocation of the Executive's principal office, (v) a significant increase in travel requirements, or (vi) an impairment of the Executive's health to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life (any one of the preceding constituting "Good Reason"), by delivering written notice of termination to the Company indicating in reasonable detail the facts and circumstances alleged to provide a basis for such termination and shall cease performing the Executive's duties hereunder on the date which is ten (10) days after delivery of the notice, which date shall also be the date of termination of the Executive's employment.

         (e) Severance Payment. In the event of a termination of the Executive's employment other than by the Company for Cause or by the Executive in a manner which does not satisfy Section 5(d) the Company shall pay the Executive (subject to the provisions of Section 6 of this Agreement) a one-time, lump-sum severance payment equal to the product of three (3) times the sum of (i) the Executive's annual base salary in effect at the time of such termination and (ii) the Executive's average annual bonus and other compensation for the three (3) full calendar years immediately preceding such termination ("Severance Payment"). The Severance Payment shall be paid to the Executive in cash equivalent not later than ten (10) business days after the date of termination of the Executive's employment, subject to the provisions of
                  Section 6 of this Agreement.



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         (f)      Benefits. The following shall apply upon termination of the
                  Executive's employment for any reason:

                  (i) Notwithstanding anything to the contrary herein contained, the Executive shall receive all compensation and other benefits to which he was entitled under this Agreement or otherwise as an employee of the Company through the termination date, including payments of base salary accrued hereunder through the calendar month in which such termination occurs.

                  (ii) The Company shall maintain in full force and effect, for the continued benefit of the Executive during his lifetime and if Executive is married at his time of death, for his then spouse during her lifetime, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the date of termination of the Executive's employment provided that the Executive's (or his spouse) continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's (or his spouse) participation in any such plan or program is barred as a result of a disability, the Executive shall be entitled to receive an amount equal to the annual contributions, payments, credits or allocations which would have been made by the Company to him, to his account or on his behalf under such plans and programs from which his continued participation is barred.

                  (iii) At the Executive's option, the Company shall either make available an office to the Executive, or reimburse the Executive for any fees and lease payments incurred in connection with occupying an off-site office. Also, the Company shall reimburse the Executive for any and all wages paid to a secretary hired to assist the Executive and for one-third (1/3rd) of the costs of maintaining any health care, dental, life insurance or disability benefit plans for such a secretary. The benefits under this Section 5(f)(iii) shall continue so long as the Executive elects to receive the same for his benefit.

6.       TAX PROVISIONS.

         (a) No Excess Parachute Payment. It is the intention of the Company and the Executive that no portion of the Severance Payment or any other payment or benefit under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan (collectively, the "Severance Benefits") be deemed to be an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto. Notwithstanding any other provision of this Agreement, if any portion of the Severance Benefits would constitute a parachute payment within the meaning of Section 280G of the Code, such Severance Benefits shall be reduced to an amount equal to One Dollar ($1.00) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code (or any successor provision) or which the Company may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision).

         (b) Opinion. For purposes of this Section, within sixty (60) days after delivery of a written notice of termination by the Executive or by the Company pursuant to this Agreement or written notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in
                  Section 280G of the Code or any successor provision thereto, the Executive and the Company shall obtain, at the Company's expense, the opinion (which need not be unqualified) of nationally recognized tax counsel ("Tax Counsel") selected by the Company's independent auditors and acceptable to the Executive in the Executive's sole discretion, which sets forth (A) the "base amount" within the meaning of Section 280G; (B) the aggregate present value of the payments in the nature of compensation to the Executive as prescribed in
                  Section 280G(b)(2)(A)(ii); and (C) the amount and present value of any "excess parachute payment" within the meaning of
                  Section 280G(b)(1). If such an opinion of Tax Counsel is sought, no portion of the Severance Payment shall be paid to the Executive by the Company until ten (10) days after the opinion is obtained.


         In the event that such opinion determines that there would be an excess parachute payment, the Severance



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Benefits shall be reduced or eliminated as specified by the Executive in a written notice delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinion there will be no excess parachute payment. For purposes of such opinion, the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Executive. Such opinion shall be dated as of the date of termination of the Executive's employment and addressed to the Company and the Executive and shall be binding upon the Company and the Executive.

         The provisions of this Section 6(b), including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that the compensation earned by the Executive pursuant to the Company's compensation programs prior to a change of control is reasonable, provided, however, that in the event such Tax Counsel so requests in connection with the opinion required by this Section 6(b), the Company shall obtain at its expense, and Tax Counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive.

         (c) Ruling. The Executive shall have the right to request that the Company obtain a ruling from the Internal Revenue Service ("IRS") as to whether any or all payments or benefits determined by such Tax Counsel are, in the view of the IRS, "parachute payments" under Section 280G. If a ruling is sought pursuant to the Executive's request, no Severance Benefits payable under this Agreement in excess of the
                  Section 280G limitation shall be made to the Executive until after fifteen (15) days from the date of such ruling; however, Severance Benefits shall continue to be paid during the time up to the amount of that limitation. For purposes of this Section 6, the Executive and the Company shall agree to be bound by the IRS's ruling as to whether payments constitute "parachute payments" under Section 280G. If the IRS declines, for any reason, to provide the ruling requested, the Tax Counsel's opinion shall control and the period during which the Severance Benefits may be deferred shall be extended to a date fifteen (15) days from the date of the IRS's notice indicating that no ruling would be forthcoming.

         (d) Effect of Change in Law. In the event that the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed, this Section 6 shall cease to be effective on the effective date of such repeal. The parties to this Agreement recognize that final regulations promulgated under Section 280G of the Code may affect the amounts that may be paid under this Agreement and agree that, upon issuance of such final regulations, this Agreement may be modified as the parties hereto may in good faith deem necessary in light of the provisions of such regulations to achieve the purposes of this Agreement, and that consent to such modification shall not be unreasonably withheld.

7.       ADDITIONAL PAYMENT.

         (a) If, notwithstanding the provisions of Section 6 of this Agreement, it is ultimately determined by a court or pursuant to a final determination by the IRS that any portion of the Severance Benefits is subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any successor provision), then the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of (i) any Excise Tax; (ii) any federal, state or local income tax, interest charges or penalties arising in respect of the imposition of such Excise Tax; and (iii) any federal, state or local income tax or Excise Tax imposed upon the payment provided for by this Section 7, shall be equal to the Severance Benefits. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Executive's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

         (b) If legislation is enacted that would require the Company's stockholders to approve this Agreement, prior to a Change in Control, due solely to the provision contained in subsection
                  (a) of this Section 7, then (i) from and after such time as stockholder approval would be required, until stockholder approval is obtained



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                  as required by such legislation, subsection (a) shall be of no force and effect; (ii) if the Company seeks stockholder approval of any other agreement providing similar benefits to any other executive of the Company, the Company shall seek stockholder approval of this Agreement at the same stockholders meeting or meetings at which the stockholders consider any such other agreement; and (iii) the Company and the Executive shall use their best efforts to consider and agree in writing upon an amendment to this Section 7 such that, as amended, such Section would provide the Executive with the benefits intended to be afforded to the Executive by subsection (a) without requiring stockholder approval.

8.       SUCCESSORS.

         (a) If the Company sells, assigns or transfers all or substantially all of its business and assets to any Person or if the Company merges into or consolidates or otherwise combines (where the Company does not survive such combination) with any Person (any such event, a "Sale of Business"), then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to such Person, and the Company shall cause such Person, by written agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such agreement prior to the effective date of such Sale of Business shall be a breach of this Agreement. In case of such assignment by the Company and of assumption and agreement by such Person, as used in this Agreement, "Company" shall thereafter mean such Person which executes and delivers the agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, and this Agreement shall inure to the benefit of, and be enforceable by, such Person. The Executive shall, in the Executive's discretion, be entitled to proceed against any or all of such Persons, any Person which theretofore was such a successor to the Company (as defined in the first paragraph of this Agreement) and the Company (as so defined) in any action to enforce any rights of the Executive hereunder. Except as provided in this Subsection, this Agreement shall not be assignable by the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

         (b) This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive under Sections 3, 5, and 7 of this Agreement if the Executive had lived shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives; provided, however, that the foregoing shall not be construed to modify any terms of any benefit plan of the Company, as such terms are in effect on the date of the Executive's death, that expressly govern benefits under such plan in the event of the Executive's death.

9. SEVERABILITY. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, then the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

10. AMENDMENT. This Agreement may not be amended or modified at any time except by written instrument executed by the Company and the Executive.

11. WITHHOLDING. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold; provided, that the amount so withheld shall not exceed the minimum amount required to be withheld by law (unless the Executive has otherwise indicated in writing). The Company shall be entitled to rely on an opinion of nationally recognized tax counsel if any question as to the amount or requirement of any such withholding shall arise.

12. NOTICE. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when actually received, whether hand-delivered (as long as receipt is acknowledged), sent by telecopier, facsimile transmission or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                     If to the Executive:
                     John H. Sykes
                     901 South Newport Avenue
                     Tampa, Florida 33606

                     If to the Company:
                     Sykes Enterprises, Incorporated
                     100 North Tampa Street
                     Suite 3900
                     Tampa, Florida 33602
                     Attn: President

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

13. NO WAIVER; ENTIRE AGREEMENT. No waiver by any party hereto of any breach of this Agreement by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Executive's employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Executive which are not set forth in this Agreement.

14. NO ASSIGNMENT. Except as expressly set forth herein, no party shall assign any of his or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument.

16.      GOVERNING LAW.

         (a) The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Florida, except that Section 16(b) shall be construed in accordance with the Federal Arbitration Act if arbitration is chosen by the Executive as the method of dispute resolution.

         (b) Any dispute arising out of this Agreement shall, at the Executive's election, be determined by either (i) arbitration under the rules of the American Arbitration Association then in effect (but subject to any evidentiary standards set forth in this Agreement), in which both parties shall be bound by the arbitration award, or (ii) by litigation. Whether the dispute is to be settled by arbitration or litigation, the venue for the arbitration or litigation shall be Tampa, Florida or, at the Executive's election, if the Executive is no longer residing or working in the Tampa, Florida metropolitan area, in the judicial district encompassing the city in which the Executive resides; provided, that, if the Executive is not then residing in the United States, the election of the Executive with respect to such venue shall be either Tampa, Florida or in the judicial district encompassing that city in the United States among the thirty cities having the largest population (as determined by the most recent United States Census data available at that time) that is closest to the Executive's residence. The parties consent to personal jurisdiction in each trial court in the selected venue having subject matter jurisdiction notwithstanding their residence or situs, and each party irrevocably consents to service of process in the manner provided hereunder for the giving of notices.

17. CERTAIN RULES OF CONSTRUCTION. No party shall be considered as being responsible for the drafting of this Agreement for the purpose of applying any rule construing ambiguities against the drafter or otherwise. No draft of this Agreement shall be taken into account in construing this Agreement. Any provision of this Agreement which requires an agreement in writing shall be deemed to require that the writing in question be signed by the Executive and an authorized representative of the Company.

18. HEADINGS. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.


                                   APPENDIX A

For purposes of Section 5(d) of this Agreement, a Change of Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

         (i) any person or entity, or group thereof acting in concert (a "Person") (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company), being or becoming the "beneficial owner" (as such term is defined in Securities and Exchange Commission ("SEC") Rule 13d-3 under the Exchange Act) of securities of the Company which, together with securities previously owned, confer upon such person, entity or group the combined voting power, on any matters brought to a vote of shareholders, of twenty percent (20%) or more of the then outstanding shares of voting securities of the Company; or

         (ii) the sale, assignment or transfer of assets of the Company or any subsidiary or subsidiaries, in a transaction or series of transactions, if the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than fifty percent (50%) of the book value, determined by the Company in accordance with generally accepted accounting principles, of the Company's assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

         (iii) the merger, consolidation, share exchange or reorganization of the Company (or one or more direct or indirect subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or resulting entity or any parent thereof immediately after such merger, consolidation, share exchange or reorganization; or

         (iv) the adoption of a plan of complete liquidation or the approval of the dissolution of the Company; or

         (v) the commencement (within the meaning of SEC Rule 13e-4 under the Exchange Act) of a tender or exchange offer which, if successful, would result in a Change of Control of the Company; or

         (vi) a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a Change of Control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      SYKES ENTERPRISES, INCORPORATED


Dated: March 6, 2000                  By:
      -----------------------            --------------------------------------
                                              David L. Grimes, President



                                      EXECUTIVE


Dated: March 6, 2000
      -----------------------            --------------------------------------
                                              John H. Sykes

                       EXHIBIT A TO EMPLOYMENT AGREEMENT

Performance Bonus: up to 100% Base Salary as determined by the Board of Directors of the Company, payable at the time during the year that the Company customarily pays bonuses. The annual performance Bonus will be based upon the following factors, weighted in the manner below indicated, unless otherwise agreed by the Company and the Executive:


         50%   Achieving all street expectations for the quarters and
                 the relevant year
         30%   Achieving the Operating Plan for the relevant year
         20%   Personal effectiveness of the Executive in his assigned role


Performance Options: For each calendar year in which this Exhibit A shall be in effect, the Executive shall be granted options to acquire 720,000 shares at an exercise price determined in accordance with the terms of the 1997 Management Stock Incentive Plan. The exercise price per share effective for grants under the 1997 Management Stock Incentive Plan for 2000 is $18. The Performance Options shall vest quarterly in accordance with the following Schedule upon meeting the financial performance standards stated below:

   Standard                       Q1           Q2         Q3          Q4
   --------                       --           --         --          --
Revenues at street level        60,000       60,000     60,000      60,000
Gross Profit Margin at
 street level                   60,000       60,000     60,000      60,000
Operating Net Profit at
 street level                   60,000       60,000     60,000      60,000

An additional award of 100,000 options shall be made for each of the foregoing financial performance standards which are met for all 4 quarters.

IN WITNESS WHEREOF, the parties have executed this Exhibit A as of the 6th day of March, 2000.

                                      SYKES ENTERPRISES, INCORPORATED

                                      By:
                                         --------------------------------------
                                              David Grimes, President



                                         --------------------------------------
                                              JOHN H. SYKES